Exhibit 10.1

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (“Agreement”), is entered into by and between the SPINAL RESOURCES INC., a Florida corporation (hereinafter referred to as “LICENSOR”) and OZOP SURGICAL CORP., a Nevada corporation (hereinafter referred to as “LICENSEE”) to be effective August 23, 2019 (the “Effective Date”).

WITNESSETH:

WHEREAS, LICENSOR has the right to grant licenses relating to the products listed on Schedule A (the “Licensed Products”);

WHEREAS, LICENSEE wishes to obtain an exclusive right and license to and offer for sale the Licensed Products for commercial use in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1.00 DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings given below:

1.01. “Effective Date” shall be the date set forth in the introductory paragraph.

1.02. “Field” shall mean field of use for the Licensed Products. For purposes of this Agreement, the Fields are spine and related surgical procedures.

1.03. “Licensed Products” shall mean any product set forth on Schedule A.

1.04. “Licensor Information” shall mean any and all materials, technical information, data, know-how, inventions, processes and other information relating to the Licensed Products that are in the possession or control of LICENSOR as of the Effective Date of this Agreement.

1.05. “Net Sales” shall mean the gross sales of Licensed Product(s) that are produced, processed or sold; and all products produced, processed or sold through the use of Licensed Process(es) by LICENSEE and sublicensees to or for any party, as and when received by LICENSEE or sublicensees less (i) customer returns and adjustments and (ii) price allowances and trade discounts actually granted to customers.

1.06 “Process” shall mean any process derived from the Licensed Products.

1.07. “Service” shall mean any service derived from the Licensed Products and based on patent rights or Licensor Information that is performed and sold by LICENSEE.

2.01. LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts from LICENSOR, as of the Effective Date of this Agreement, the exclusive nontransferable, nonassignable right and license to use, sell, have sold and offer for sale the Licensed Products (the “License”). LICENSEE may not sublicense the rights received by it to any person, firm or entity, but shall retain LICENSOR as a distributor of the Licensed Products on LICENSEE’S behalf as set forth in Section 8.00. The term of the License shall run for a period of eighteen (18) months, commencing on the Effective Date (the “Term”) unless otherwise terminated in accordance with the terms and conditions of this Agreement.

2.02 This Agreement does not convey and shall not be construed to convey to LICENSEE any right, title to or ownership in Licensed Products derived therefrom or patent rights, other than that specified in this Agreement.

3.00 REPRESENTATIONS AND ACKNOWLEDGMENTS

3.01. Nothing contained in this Agreement is intended to be or shall be construed as a representation or warranty that any patent or patent application within the patent rights relating to the Licensed Products is valid or that performance under any patent or patent application within the patent rights is not an infringement of any patent of any other(s).

3.02. LICENSOR represents that, as of the Effective Date of this Agreement, it has not entered any contract, license or similar agreement with a third party that restricts, contradicts, interferes with or otherwise limits the grant of rights under this Agreement.

3.03. LICENSOR represents it has proper authority to enter into this Agreement and to grant the rights set forth herein.

3.04. LICENSEE represents it has proper authority to enter into this Agreement.

3.05. LICENSEE represents that it shall use reasonable commercial efforts to market the Licensed Products from and after the Effective Date of this Agreement and shall not favor the products it develops or licenses from third parties over the sale and marketing of the Licensed Products to its current and prospective customers. LICENSEE further agrees that it shall retain, as reserves from the sales of Licensed Products, Outside Products (as defined in Section 8.01), borrowings, and funds raised from the sale of equity in LICENSEE, amounts sufficient for LICENSEE to meet its obligations under this Agreement.

4.00 PROTECTION OF INTELLECTUAL PROPERTY

4.01. If LICENSEE believes a third party is infringing upon any patent rights of any Licensed Products during the term of such patent, LICENSEE shall notify LICENSOR, in writing, and simultaneously shall furnish LICENSOR all information upon which LICENSEE’S belief is based.

5.00 INFRINGEMENT OF THIRD PARTY PATENTS

5.01. LICENSEE shall promptly notify LICENSOR, in writing, of any threat, suit or claim arising from an allegation that the manufacture, use and/or sale of Licensed Product(s), Process(es) or Service(s) constitutes infringement of a third party’s patent in a particular country.

5.02 Upon LICENSOR’S request, LICENSEE will render assistance for LICENSOR’S defense of such a threat, suit or claim or settlement and satisfaction thereof.

6.00 [INTENTIONALLY DELETED]

7.00 PAYMENTS, FEES AND ADDITIONAL CONSIDERATION

7.01 LICENSEE shall pay a Quarterly Fee to LICENSOR in accordance with the following schedule:

Quarterly License Fee Due Date	Amount
Effective Date	$150,000
September 13, 2020	$50,000
January 6, 2020	$200,000
April 1, 2020	$300,000
July 1, 2020	$300,000
October 1, 2020	$250,000
January 4, 2021	$250,000

7.02 As additional consideration for LICENSOR’S grant of the License, and in further consideration of LICENSOR’S agreement to sell the Licensed Products and other products in the Fields on behalf of LICENSEE as set forth in Section 8.00, LICENSEE agrees as follows:

7.02.1 During the Term, LICENSEE shall pay LICENSOR’S usual and customary operating expenses, including, without limitation, its general office overhead, including, but not limited to, utilities, travel and entertainment, postage and rent for LICENSOR’S office located at 5450 NW 33rd Avenue, Unit 103, Fort Lauderdale, Florida 33309 (or any successor location thereto). The current rent for LICENSOR’S office is $2,222.41 per month. LICENSEE’S obligation to pay LICENSOR’S operating expenses shall not include expenses for LICENSOR’S personnel, including, but not limited to, LICENSOR’S principal, but LICENSEE acknowledges that personnel retained by it may be necessary to assist the parties in the marketing, administration or the sale of Licensed Products.

7.02.2 During the Term, LICENSEE shall pay all payments as they become due following the Effective Date on LICENSOR’S indebtedness with the Iberia Bank (the “Iberia Loan”) (equal to $464,387.04 as of July 28, 2019) and LICENSOR’S principal debt arising from his home equity line of credit incurred for LICENSOR’S business purposes (the “HE Loan”) (equal to $60,000 as of July 29, 2019) (collectively, the “Bank Debt”). The current monthly payment on the Iberia Loan is $4,308.47 and the monthly payment to be paid on the HE Loan by LICENSEE IS $3,660.21. The LICENSEE recognizes and acknowledges that the terms of the Bank Debt could change (e.g., the maturity date on the Iberia Loan is in November, 2019). In such event, LICENSEE shall have the option to pay the loan in full or continue to pay the loan under the new terms set by the lender.

7.02.3 LICENSEE shall issue to LICENSOR shares of LICENSEE’S stock (the “Stock”) as follows:

Date of Issuance	Number of Shares of Stock
At closing	1,000,000
And 1,000,000 at the time of each license fee payment.

LICENSOR agrees, and shall cause its designee, if any, to agree that the Stock will be held for investment only and not with a view to distribution. The recipient of the Stock shall be required to hold the Stock for the periods designated by the LICENSEE to its shareholders generally and shall comply with all restrictions imposed on the sale or distribution of the Stock by LICENSEE or as required under applicable state and Federal law.

7.03. In the event any payment due LICENSOR is not received when due under this section, LICENSEE shall pay a late charge of two percent (2%) of the amount due and owing (“Late Payment Charge”). The Late Payment Charge shall be issued simultaneously with issuance of the payment due.

8.00 DISTRIBUTION ARRANGEMENT

8.01. Commencing on the Effective Date, LICENSEE will sell LICENSOR the Licensed Products on the prices and terms per Schedule C. To the extent such sales are not from Inventory, LICENSEE shall be responsible to pay amounts charged by the manufacturers LICENSOR has procured to manufacture the Licensed Products. LICENSOR shall utilize its historical sales efforts, plus any new approaches approved by the parties, to market the Licensed Products.

8.02. LICENSOR may also market products, directly or through agents, distributors or subdistributors, in the Fields which are not Licensed Products, including products patented or controlled by third parties, or by LICENSEE (“Outside Products”), to customers and shall remit the Net Proceeds therefrom to LICENSOR for no additional consideration; provided, however, that for the purposes of this Section 8.02, the definition “Net Proceeds” shall include reductions for the cost of goods sold, marketing costs not described in Section 7.02.1 and commissions or fees paid to or on behalf of LICENSOR’S agents, distributors or subdistributors.

8.03. LICENSEE may retain other sales agents to sell the Licensed Products and/or Outside Products to customers. LICENSOR shall receive a commission (the “Override”) equal to ten percent (10%) of the gross proceeds therefrom. LICENSEE may utilize LICENSOR to process such sales on LICENSEE’S behalf. The Override shall be paid within thirty (30) days following LICENSEE’S receipt of payment from the customer giving rise to the Override and shall be accompanied by a report detailing the amount of Override.

8.04. Each party shall have the right, one (1) time per year, to review the books and records of the other party to confirm the accuracy of the sales reported and the payment of any amounts remitted pursuant to this Section 8.00.

9.00 SALE OF INVENTORY

9.01. In order to facilitate the sale of Licensed Products to LICENSEE’S customers, LICENSOR herby sells, and LICENSEE hereby purchasers, LICENSEE’S entire inventory in existence immediately prior to the Effective Date for a total purchase price of approximately $850,000 (the “Inventory”). The final cost (excluding obsolete inventory) will be determined by the list of the inventory and costs so purchased as set forth on Schedule B.

9.02. The purchase price for the Inventory shall be paid by LICENSEE pursuant to a Promissory Note in the form set forth on Exhibit A delivered to LICENSOR by LICENSEE contemporaneously with its delivery of a signed copy of this Agreement (the “Note”). The Note will provide for payment of the amount due, plus interest at six percent (6%) per annum with the first payment due October 1, 2019, paid in eighteen (18) equal monthly installments over the Term.

9.03. In the event the Agreement is terminated prior to the end of the Term, any remaining unused Inventory will be returned by LICENSEE to LICENSOR and LICENSEE shall receive credit for such returns against the balance due under the Note, in an amount equal to the cost of the Inventory so returned, less a twenty percent (20%) restocking fee, if applicable. In the event the credit is insufficient to eliminate the remaining balance, plus accrued, unpaid interest, due under the Note, the remaining amount shall be due and payable within thirty (30) days following the date of termination of the Agreement. In the event the credit exceeds the amount due under the Note, LICENSOR shall pay LICENSEE the difference within thirty (30) days following the date of termination of this Agreement.

10.00 PUBLICATIONS AND CLEARANCES

10.01. Unless required by law, the Securities and Exchange Commission, or any other regulatory body, the LICENSEE shall not use, without the prior written consent and approval of LICENSOR, which shall not be unreasonably withheld, the name or trademark(s) of LICENSOR or of any individual employee or division thereof, for any commercial purposes, including, without limitation, the issuance of press releases of the disclosure of this Agreement to LICENSEE’S prospective investors. In the event LICENSOR utilizes any of the foregoing without LICENSEE’S prior review in the manner permitted herein, LICENSEE shall provide written notice to LICENSOR of such use and the notice will set forth in detail the manner of the use and the basis by which LICENSEE believed it had the right to do so under this Section 10.01.

11.00 TERMINATION

11.01. Either party may terminate this Agreement for fraud, willful and material misconduct or illegal conduct related to this Agreement of the other party upon written notice to the other party. Termination for such reason shall become effective upon receipt of such written notice by the other party.

11.02. If either party shall commit a breach or default of any term(s) or condition(s) of this Agreement and shall also fail to correct said breach or default within thirty (30) days after receipt of written notice thereof from the other party (ten (10) days in the case of payment breaches), the party giving notice may, at its option and in addition to any other remedies it may have at law or in equity, terminate this Agreement by sending written notice of termination to the other party to such effect. Upon the occurrence of a second breach of this nature by the same party, the other party may terminate this Agreement if the said breach or default is not cured upon ten (10) days written notice (five (5) days in the case of payment breaches). Termination under this section shall be effective as of the date set forth in said written notice

11.03. Any failure of either party to this Agreement to terminate hereunder shall not be of such default or breach or a waiver of any future default or breach.

11.04. Termination of this Agreement by either party for any reason shall not affect and shall be without prejudice to the rights and obligations of the parties that have accrued prior to the effective date of said termination.

11.05. If, during the term of this Agreement, LICENSEE shall enter into bankruptcy or if LICENSEE’S business shall be placed in the hand of a receiver or trustee, whether or not by a voluntary act of LICENSEE, this Agreement shall immediately terminate.

12.00 REPRESENTATIONS & WARRANTIES

12.01. DISCLAIMER OF WARRANTIES: LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, ORAL OR IN WRITING, IN FACT OR ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE REGARDING LICENSED PRODUCTS, LICENSED INFORMATION, AND PATENT RIGHTS PROVIDED TO LICENSEE HEREUNDER OR REGARDING THE OWNERSHIP AND FREEDOM FROM INFRINGEMENT OF ANY THIRD PARTY’S RIGHTS OR INTERESTS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ASSUME NO RESPONSIBILITIES WHATSOEVER OTHER THAN AS SET FORTH IN THIS AGREEMENT.

12.02. IN NO EVENT WILL LICENSOR OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR ECONOMIC LOSS RESULTING FROM EXERCISE OF THIS LICENSE OR MANUFACTURE, SALE, OR USE OF LICENSED PRODUCTS, LICENSED INFORMATION, OR OTHER INFORMATION, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.00 MISCELLANEOUS

13.01. Notice hereunder shall be deemed sufficient if given by regular U.S. mail with return receipt requested, postage prepaid and addressed to the party to receive such notice. Until otherwise notified in writing, all notices given or made to the parties shall be addressed as follows:

LICENSOR	LICENSEE
Spinal Resources Inc. Attn: Bernard Bedor President and Chief Executive Officer 5450 NW 33rd Avenue, Unit 103 Fort Lauderdale, Florida 33309	Ozop Surgical Corp. Attn: Barry Hollander Chief Financial Officer 319 Clematis Street, Suite 714 West Palm Beach, FL 33401

Any Notices sent by LICENSOR and returned because it was unclaimed or refused is deemed Notice.

13.02. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is nonassignable without the written approval of LICENSOR, which will not be unreasonably withheld. LICENSOR shall be permitted to assign this Agreement to a successor who shall have the option to accept the assignment and receive the benefits and perform the obligations of the LICENSOR or accept the assignment and immediately terminate the Agreement following the assignment.

13.03. This Agreement may be modified only by mutual written agreement of the parties hereto.

13.04. In the event any portion of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court, considering the same, shall have the power and is hereby authorized and directed to limit such provision so it is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable the remaining provisions of this Agreement.

13.05. LICENSEE shall comply with all applicable Federal, state and local laws and regulations in connection with its activities conducted pursuant to this Agreement.

13.06. The captions and section numbers used in this Agreement are inserted only as a matter of convenience and do not define, limit, explain or modify the scope or intent of such sections or otherwise affect this Agreement.

13.07. This Agreement and the inventorship and ownership of any inventions, patents, products and other intellectual property rights relating to the subject matter(s) of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and the United States of America.

13.08. Any term, provision or condition required for the interpretation of this Agreement or which is necessary for the full observation and performance by each party hereto of all rights and obligations arising prior to the date of termination shall survive such termination.

13.09. This Agreement constitutes the entire and only agreement between the parties and all other prior negotiations, representations, agreements and understandings are superseded hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

SPINAL RESOURCES INC.
BY Bernard Bedor, President _________________________________ Signature _________________________________ Date
OZOP SURGICAL CORP.
BY Michael Chermak, Chief Executive Officer _________________________________ Signature _________________________________ Date

Schedule A

Licensed Products

Schedule B

List of Purchased Inventory

Schedule C

Purchase Price for Licensed Products

To be determined at the time of each order

Exhibit A

Promissory Note